Exhibit 4.1


                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement is entered into and dated as of October 11, 2006 (this "Agreement"), by and among Biophan Technologies, Inc., a Nevada corporation (the "Company"), and each of the purchasers identified on the signature pages hereto (each, a "Purchaser" and collectively, the "Purchasers").

         WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, certain securities of the Company pursuant to the terms set forth herein.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

      1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

                  "Additional Warrants" means, each of the Additional Warrant A and Additional Warrant B.

                  "Additional Warrant A" means the Common Stock warrants issued upon exercise of the Warrant C, in the form of Exhibit B-4A.

                  "Additional Warrant B" means the Common Stock warrants issued upon exercise of the Warrant C, in the form of Exhibit B-4B.

                  "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

                  "Bankruptcy Event" means any of the following events: (a) the Company or any Subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof; (b) there is commenced against the Company or any Subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any Subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any Subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or
(h) the Company or any Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

                  "Biomed Loans" means, collectively, (i) the Line of Credit Agreement dated as of January 24, 2006 in the aggregate principal amount of $5,000,000 and (ii) the Line of Credit Agreement dated as of May 27, 2005 in the aggregate principal amount of $2,000,000, in each case, between the Company and Biomed Solutions, LLC.

                  "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

                  "Change of Control" means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than one-third of the voting rights or equity interests in the Company; (ii) a replacement of more than one-third of the members of the Company's board of directors that is not approved by those individuals who are members of the board of directors on the date hereof (or other directors previously approved by such individuals); (iii) a merger or consolidation of the Company or any Subsidiary or a sale of more than one-third of the assets of the Company in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Company's securities prior to the first such transaction continue to hold at least two-thirds of the voting rights and equity interests in the surviving entity or acquirer of such assets; (iv) a recapitalization, reorganization or other transaction involving the Company or any Subsidiary that constitutes or results in a transfer of more than one-third of the voting rights or equity interests in the Company; (v) consummation of a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the Exchange Act with respect to the Company, or (vi) the execution by the Company or its controlling shareholders of an agreement providing for or reasonably likely to result in any of the foregoing events.

                  "Closing" means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

                  "Closing Date" means the date of the Closing.

                  "Closing Price" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market or any other national securities exchange, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) so quoted; (c) if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent closing bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by a majority in interest of the Purchasers.


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

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the common stock of the Company, par value $0.005 per share, and any securities into which such common stock may hereafter be reclassified.

                  "Common Stock Equivalents" means, collectively, Options and Convertible Securities.

                  "Company Counsel" means Nixon Peabody LLP, counsel to the Company.

                  "Convertible Securities" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock.

                  "Deposit Account Control Agreement" means the Deposit Account Control Agreement among the Iroquois Master Fund, Ltd., as agent ("Iroquois"), the Company and Key Bank substantially in the form of Exhibit G.

                  "Effective Date" means the date that the Registration Statement is first declared effective by the Commission.

                  "Eligible Market" means any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market and the OTC Bulletin Board.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excluded Stock" means the issuance of Common Stock (A) upon exercise or conversion of any options or other securities described in Schedule 3.1(g) (provided that such exercise or conversion occurs in accordance with the terms thereof, without amendment or modification, and that the applicable exercise or conversion price or ratio is described in such schedule); or (B) in connection with any issuance of shares or grant of options to employees, officers, directors or consultants of the Company pursuant to any stock option plan or employee benefit plan described in Schedule 3.1(g) or hereafter adopted by the Company and approved by its shareholders or in respect of the issuance of Common Stock upon exercise of any such options, (C) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter (excluding any equity lines) in an aggregate offering amount greater than $20,000,000, or (D) in connection with a bona fide joint venture, strategic partnership, or strategic alliance the primary purpose of which is not to raise cash.


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

                  "Filing Date" means the 30th day following the Closing Date with respect to the initial Registration Statement required to be filed hereunder, and, with respect to any additional Registration Statements that may be required pursuant to Section 6.1(f), the 15th day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required under such Section.

                  "Losses" means any and all losses, claims, damages, liabilities, settlement costs and expenses, including without limitation costs of preparation of legal action and reasonable attorneys' fees.

                  "Notes" means the Senior Secured Convertible Notes due October 11, 2009 with an aggregate principal face amount of $7,250,000 issued by the Company to the Purchasers hereunder in the form of Exhibit A hereto.

                  "Options" means any rights, warrants or options to subscribe, directly or indirectly for or purchase Common Stock or Convertible Securities (including all Additional Warrants that can be issued under the Transaction Documents).

                  "Placement Agent" means C.E. Unterberg, Towbin.

                  "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  "Post-Effective Amendment" means a post-effective amendment to the Registration Statement.

                  "Post-Effective Amendment Filing Deadline" means the 7th Trading Day after the Registration Statement ceases to be effective pursuant to applicable securities laws due to the passage of time or the occurrence of an event requiring the Company to file a Post-Effective Amendment.

                  "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

                  "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.


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

                  "Purchaser Counsel" means Malhotra & Associates LLP, counsel to Iroquois.

                  "Registrable Securities" means any Common Stock (including Underlying Shares) issued or issuable pursuant to the Transaction Documents, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing. For the avoidance of doubt, Registrable Securities shall include any Securities issued or issuable to the Placement Agent in connection with the transactions contemplated hereby.

                  "Registration Statement" means the initial registration statement required to be filed under Article VI and any additional registration statements contemplated by Section 6.1(f), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  "Required Effectiveness Date" means (i) with respect to the initial Registration Statement required to be filed hereunder, the 90th day following the Closing Date, and (ii) with respect to any additional Registration Statements that may be required pursuant to Section 6.1(f), the 60th day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required under such Section.

                  "Rule 144," "Rule 405," "Rule 415," and "Rule 424" means Rule 144, Rule 405, Rule 415 and Rule 424, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Securities" means the Notes, the Warrant A, the Warrant B, the Warrant C, the Additional Warrants and the Underlying Shares issued or issuable (as applicable) to the applicable Purchaser pursuant to the Transaction Documents.

                  "Security Agreement" means the Security Agreement dated as of the Closing Date, among the Company, Iroquois, as agent, and the Purchasers substantially in the form of Exhibit E.

                  "Subordination Agreement" means the Subordination and Standstill Agreement dated as of the Closing Date among the Company, the Purchasers and BioMed Solutions, LLC, substantially in the form of Exhibit I hereto.

                  "Subsidiary" shall have the meaning set forth in Rule 405.

                  "Trading Day" means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted and traded on any Trading Market, then any Business Day.


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

                  "Trading Market" means OTC Bulletin Board or any other Eligible Market or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

                  "Transaction Documents" means this Agreement, the Notes, the Warrant A, the Warrant B, the Warrant C, the Additional Warrants, the Subordination Agreement, the Deposit Account Control Agreement, the Security Agreement, the Transfer Agent Instructions and any other documents or agreements executed or delivered in connection with the transactions contemplated hereby.

                  "Transfer Agent Instructions" means the Company's transfer agent instructions in the form of Exhibit C.

                  "Underlying Shares" means the shares of Common Stock issuable
(i) upon conversion of, or as payment of interest or principal on, the Notes,
(ii) upon exercise of the Warrants, (iii) upon exercise of the Additional Warrants issued upon exercise of the Warrant C, and (iv) in satisfaction of any other obligation of the Company to issue shares of Common Stock pursuant to the Transaction Documents, and in each case, any securities issued or issuable in exchange for or in respect of such securities.

                  "VWAP" means on any particular Trading Day or for any particular period the volume weighted average trading price per share of Common Stock on such date or for such period on an Eligible Market as reported by Bloomberg Financial Markets, or any successor performing similar functions; provided, however, that during any period the VWAP is being determined, the VWAP shall be subject to adjustment from time to time for stock splits, stock dividends, combinations and similar events as applicable.

                  "Warrant A" means, collectively, the Common Stock warrants issued and sold under this Agreement, in the form of Exhibit B-1.

                  "Warrant B" means, collectively, the Common Stock warrants issued and sold under this Agreement, in the form of Exhibit B-2.

                  "Warrant C" means, collectively, the Common Stock warrants issued and sold under this Agreement, in the form of Exhibit B-3.

                  "Warrants" means, collectively, each of the Warrant A, Warrant B and Warrant C issued and sold under this Agreement.

                                   ARTICLE II.
                                PURCHASE AND SALE

      2.1 Closing. The Closing Date shall be 10:00 a.m., New York City time, on the date hereof (or such later date as is mutually agreed to by the Company and each Purchaser) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Article V. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, the Notes, the Warrant A, the Warrant B and Warrant C for the purchase price set forth on Schedule A hereto under the heading "Purchase Price". The Closing shall take place at the offices of Purchaser Counsel or at such other location as the parties may agree.


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

      2.2 Closing Deliveries.

         (a) At the Closing, the Company shall deliver or cause to be delivered to each Purchaser and, in the case of paragraphs (ii)-(vii) below, to the Placement Agent the following:

            (i) a Note, registered in the name of such Purchaser, in the principal amount indicated on Schedule A hereto under the heading "Note Principal Amount";

            (ii) a Warrant A, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire such number of Underlying Shares indicated on Schedule A hereto under the heading "Warrant A Shares"(1);

            (iii) a Warrant B, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire such number of Underlying Shares indicated on Schedule A hereto under the heading "Warrant B Shares"(2);

            (iv) a Warrant C, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire (i) such number of Underlying Shares indicated on Schedule A hereto under the heading "Warrant C Shares"(3), (ii) an Additional Warrant A, pursuant to which such Purchaser shall have the right to acquire such number of Underlying Shares indicated on Schedule A hereto under the heading "Additional Warrant A Shares"(4), and (iii) an Additional Warrant B, pursuant to which such Purchaser shall have the right to acquire such number of Underlying Shares indicated on Schedule A hereto under the heading "Additional Warrant B Shares"(5), in each case on the terms set forth therein;

            (v) the Security Agreement executed by the Company;

            (vi) the Subordination Agreement executed by the Company and BioMed Solutions, LLC;

            (vii) the legal opinion of Company Counsel, in the form of Exhibit D, executed by such counsel and delivered to the Purchasers and the Placement Agent;


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(1) Such amount shall be equal to 50% of the quotient obtained by dividing (I)
    the principal amount of this Note by (II) the Conversion Price.

(2) Such amount shall be equal to 50% of the quotient obtained by dividing (I) the principal amount of this Note by (II) the Conversion Price.

(3) Such amount shall be equal to 100% of the quotient obtained by dividing (I) the principal amount of this Note by (II) the Conversion Price.

(4) Such amount shall be equal to 100% of the Warrant A Shares.

(5) Such amount shall be equal to 100% of the Warrant B Shares.


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

            (viii) duly executed Transfer Agent Instructions acknowledged by the Company's transfer agent; and

            (ix) agreements with certain management and beneficial owners of the Company's securities restricting the exercise of their options for an aggregate amount equal to 1,000,000 shares of Common Stock in the form of Exhibit H.

         (b) At the Closing, each Purchaser shall deliver or cause to be delivered to the Company (i) the purchase price set forth on Schedule A hereto under the heading "Purchase Price", in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose, and (ii) the Security Agreement and the Subordination Agreement, each executed by such Purchaser.

         (c) At the Closing, Iroquois shall deliver or cause to be delivered to the Company the Security Agreement executed by Iroquois.

      2.3 Post-Closing Deliverables.

         (a) Within ten (10) Trading Days following the Closing (unless such 10 Trading Day period is extended by the prior written consent of Iroquois), the Company shall deliver or cause to be delivered to each Purchaser the following, and the failure to deliver the following documents shall be considered a breach of the Company's obligations hereunder:

            (i) the Deposit Account Control Agreement executed by the parties thereto (other than Iroquois); and

            (ii) copies of the Uniform Commercial Code financing statements and other documents or agreements required by the Security Agreement with respect to the security granted thereby, and evidence of the filing of such financing statements, documents or agreements.

         (b) Within ten (10) Trading Days following the Closing, Iroquois shall deliver or cause to be delivered to the Company the Deposit Account Control Agreement executed by Iroquois.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

      3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers:

         (a) Subsidiaries. The Company does not directly or indirectly control or own any interest in any other corporation, partnership, joint venture or other business association or entity, other than those listed in Schedule 3.1(a). Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction, excluding, in each case, any restrictions imposed by applicable securities laws or the Transaction Documents (collectively, the "Liens"), and all the issued and outstanding shares of capital stock or comparable equity interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.


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

         (b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) materially adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) materially adversely impair the Company's ability to perform fully on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "Material Adverse Effect").

         (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each Transaction Document has been (or upon delivery will be) duly executed by the Company is or, when delivered in accordance with the terms hereof, will constitute, assuming due authorization, execution and delivery by each of the other parties thereto, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except where enforceability may be limited by a Bankruptcy Event and except where enforceability is subject to the application of equitable principles or remedies.

         (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt) or other binding understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or
(iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in each case as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.


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

         (e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of a Form 8-K Current Report, (ii) the filing with the Commission of the Registration Statement, (iii) the application(s) to each Trading Market for the listing of the Underlying Shares for trading thereon, (iv) the notification to the Trading Market of the change in the number of shares outstanding, and (v) applicable Blue Sky filings (collectively, the "Required Approvals").

         (f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens (other than restrictions under applicable securities laws or the Transaction Documents), and shall not be subject to preemptive rights or similar rights of shareholders. Assuming the accuracy of the representations of the Purchasers set forth in Section 3.2, the Securities are issued in compliance with applicable securities laws, rules and regulations. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable under the Transaction Documents.

         (g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in
Schedule 3.1(g). All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and except as disclosed in Schedule 3.1(g), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as specifically disclosed in
Schedule 3.1(g), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock, ignoring for such purposes any limitation on the number of shares of Common Stock that may be owned at any single time.


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

         (h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with the Schedules delivered in connection with this Agreement (but not incorporated herein), the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has delivered to the Purchasers a copy of all SEC Reports filed within the 10 days preceding the date hereof. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or specifically identified in the SEC Reports.

         (i) Material Changes. Except as disclosed in Schedule 3.1(i), since the date of the latest audited financial statements included within the SEC Reports
(i) there has been no adverse changes or adverse developments in the business properties, assets, operations, financial condition, prospects, liabilities or results of operations of the Company or its Subsidiaries, which to the knowledge of the Company, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

         (j) Absence of Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) materially adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the Company's knowledge, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company in his or her capacity as such. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

         (k) Employee Matters. Neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice (as defined in the National Labor Relations Act); except for matters which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no written notice of any grievance or arbitration proceeding arising out of or under collective bargaining agreements have been received by the Company, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and
(ii) to the Company's knowledge, there has been no violation of any applicable federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any applicable provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries.

         (l) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

         (n) Title to Assets. The Company and the Subsidiaries have good title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the current use of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under, assuming due authorization, execution and delivery by each of the other parties thereto, valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

         (o) Patents and Trademarks. Schedule 3.1(o) sets forth all of the Company's trademarks, patents, copyrights and licenses subject the Purchasers' security interest created by the Security Agreement. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to do so could have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

         (p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

         (q) Transactions With Affiliates and Employees. Except as set forth on
Schedule 3.1(q), none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         (r) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (s) Solvency. Based on the financial condition of the Company as of the Closing Date, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

         (t) Certain Fees. Except as described in Schedule 3.1(t), no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchasers, their employees, officers, directors, agents, partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

         (u) Private Placement. Neither the Company nor any Person acting on the Company's behalf has sold or offered to sell or solicited any offer to buy the Securities by means of any form of general solicitation or advertising. Neither the Company nor any of its Affiliates nor any Person acting on the Company's behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Securities as contemplated hereby or
(ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any stockholder approval provisions under the rules and regulations of any Trading Market. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market and no shareholder approval is required for the Company to fulfill its obligations under the Transaction Documents (other than those obligations set forth in Section 4.5). The Company is not a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

         (v) Foreign Corrupt Practices. Neither the Company nor any direct director, officer or authorized employee acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

         (w) Listing and Maintenance Requirements. The Company has not, in the two years preceding the date hereof, received written notice from any Eligible Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Eligible Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with all such listing and maintenance requirements.

         (x) Registration Rights. Except as described in Schedule 3.1(x), the Company has not granted or agreed to grant to any Person any rights (including "piggy back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

         (y) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company's issuance of the Securities and the Purchasers' ownership of the Securities.

         (z) Disclosure. The Company confirms that neither it nor any other authorized Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules delivered in connection with this Agreement (but not incorporated herein), furnished by or on behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. To the Company's knowledge, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

         (aa) Acknowledgment Regarding Purchasers' Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company or any other Purchaser (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser's purchase of the Securities. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives. The Company further acknowledges that no Purchaser has made any promises or commitments other than as set forth in this Agreement, including any promises or commitments for any additional investment by any such Purchaser in the Company.

         (bb) Investment Company. The Company is not, and is not an Affiliate of, an investment company within the meaning of the Investment Company Act of 1940, as amended.

         (cc) Ranking. Except as set forth on Schedule 3.1(cc), as of the date of this Agreement, no indebtedness of the Company is senior to, or pari passu with, the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

         (dd) Indebtedness. Except as set forth on Schedule 3.1(dd) and trade payables arising in the ordinary course of business not more than sixty (60) days past due, the Company does not have any indebtedness.

         (ee) Taxes. The Company and each of its Subsidiaries (i) has made or filed all federal, foreign and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the knowledge of the Company, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

         (ff) Environmental. The Company and the Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; except as set forth on Schedule 3.1(ff); there are no past or present events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiaries, or to interfere with or prevent compliance by the Company or the Subsidiaries with, Environmental law; except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of the Subsidiaries under (i) is the subject of any announced investigation, (ii) has received any written notice or claim, (iii) is a party to or affected by any pending or, to the Company's knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Laws or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement or common law relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and "Hazardous Materials" means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

         (gg) Sarbanes-Oxley Act. The Company is in compliance with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the Commission thereunder in effect as of the date of this Agreement, except where such noncompliance could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

      3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, as to itself only and for no other Purchaser, represents and warrants to the Company as follows:

         (a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate or limited liability company action on the part of such Purchaser. The Transaction Documents to which it is a party have been duly executed by such Purchaser and, when delivered by such Purchaser in accordance with terms hereof and thereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

         (b) Investment Intent. Such Purchaser is acquiring the Securities for investment purposes and has no present intention of distributing any of the Securities in violation of applicable securities laws. Such Purchaser has been advised and understands that the Securities have not been registered under the Securities Act or under the "blue sky" or similar laws of any jurisdiction and the Securities may be resold only if registered pursuant to the provisions of the Securities Act and such other laws, if applicable, or, subject to the terms and conditions of this Agreement, if an exemption from registration is available. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser has been advised and understands that the Company, in issuing the Securities, is relying upon, among other things, the representations and warranties of such Purchaser herein.

         (c) Purchaser Status. As indicated on such Purchaser's signature page hereto and incorporated herein by reference, such Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act and/or a "qualified institutional buyer" as defined in Rule 144A under the Securities Act. Such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

         (d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

         (e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

         (f) Disclosure. Such Purchaser acknowledges and agrees that the Company neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in
Section 3.1.

                                   ARTICLE IV.
                         OTHER AGREEMENTS OF THE PARTIES

      4.1 Transfer Restrictions.

         (a) The Securities may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company or pursuant to Rule 144(k), except as otherwise set forth herein, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, any transfer of Securities by a Purchaser to an Affiliate of such Purchaser, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

         (b) The Purchasers agree to the imprinting, except as otherwise permitted by Section 4.1(c), of the following legend on any certificate evidencing Securities:

             [NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [EXERCISABLE] [CONVERTIBLE]] HAVE [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

         (c) Certificates evidencing Securities shall not be required to contain the legend set forth in Section 4.1(b) or any other legend (i) while a Registration Statement covering the resale of such Securities is effective under the Securities Act, or (ii) following any sale of such Securities pursuant to Rule 144, or (iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall issue or cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Company's transfer agent on the Effective Date or at such earlier time as a legend is no longer required for certain Securities, the Company will no later than three Trading Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a legended certificate representing such Securities, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in Section 4.1(b).

         (d) The Company acknowledges and agrees that a Purchaser may from time to time pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Securities and, if required under the terms of such agreement, loan or arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

      4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities (including the Underlying Shares) will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Securities (including the Underlying Shares) pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim that the Company may have against any Purchaser. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and agreed by the Company (i) that none of the Purchasers have been asked to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that future open market or other transactions by any Purchaser, including short sales, and specifically including, without limitation, short sales or "derivative" transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company's publicly-traded securities; (iii) that any Purchaser, and counter parties in "derivative" transactions to which any such Purchaser is a party, directly or indirectly, presently may have a "short" position in the Common Stock, and (iv) that each Purchaser shall not be deemed to have any affiliation with or control over any arm's length counter-party in any "derivative" transaction.

      4.3 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any Purchaser, the Company shall deliver to such Purchaser a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

      4.4 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

      4.5 Reservation and Listing of Securities.

         (a) By the earlier of (i) 30 days after the Effective Date and (ii) 120 days after the Closing Date (such earlier date, the "Charter Amendment Effective Date"), the Company shall file an amended charter with the State of Nevada (the "Charter Amendment"), which amendment increases the authorized number of shares of Common Stock to a number of shares not less than 150,000,000 shares.

         (b) At the Closing, the Company hereby represents that it will have, and covenants that it will continue to have, at least 22,707,465 shares of authorized but unissued and otherwise unreserved shares of Common Stock available to be issued to the Purchasers upon the exercise or conversion of any of the Securities hereunder. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

         (c) The Company shall (i) in the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the shares of Common Stock issued or issuable under the Transaction Documents, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on each Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) maintain the listing of such Common Stock on each such Trading Market or another Eligible Market.

         (d) In the case of a breach by the Company of this Section 4.5, in addition to the other remedies available to the Purchasers, the Purchasers shall have the right to require the Company to, within five Trading Days after delivery of a written notice, pay cash to such Purchasers, as liquidated damages and not as a penalty, in an amount equal to the number of shares of Common Stock not issuable by the Company times the greater of (i) 110% of the arithmetic average of the VWAP for each of the five Trading Days immediately prior to the date of such notice or, if greater, the five Trading Days immediately prior to the date of payment and (ii) the Conversion Price (as such term is defined in the Notes) (such amount, the "Cash Amount").

      4.6 Subsequent Placements.

         (a) From the date hereof until 30 Trading Days following the Effective Date, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or the Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement").

         (b) From the Effective Date and for so long as the Notes are outstanding, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4.6(b).

                  (i) The Company shall deliver to each Purchaser a written notice (the "Offer") of any proposed or intended issuance or sale or exchange of the securities being offered (the "Offered Securities") in a Subsequent Placement, which Offer shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons or entities to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with each Purchaser (A) a pro rata portion of the Offered Securities based on such Purchaser's pro rata portion of the aggregate principal amount of the Notes purchased hereunder (the "Basic Amount"), and (B) with respect to each Purchaser that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Purchasers as such Purchaser shall indicate it will purchase or acquire should the other Purchasers subscribe for less than their Basic Amounts (the "Undersubscription Amount").

                  (ii) To accept an Offer, in whole or in part, a Purchaser must deliver a written notice to the Company prior to the end of the 10 Trading Day period of the Offer, setting forth the portion of the Purchaser's Basic Amount that such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Purchaser elects to purchase (in either case, the "Notice of Acceptance"). If the Basic Amounts subscribed for by all Purchasers are less than the total of all of the Basic Amounts, then each Purchaser who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase on that portion of the Available Undersubscription Amount as the Basic Amount of such Purchaser bears to the total Basic Amounts of all Purchasers that have subscribed for Undersubscription Amounts, subject to rounding by the Board of Directors to the extent its deems reasonably necessary.

                  (iii) The Company shall have at least seven (7) Trading Days from the expiration of the period set forth in Section 4.6(b)(ii) above to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Purchasers (the "Refused Securities"), but only to the offerees described in the Offer and only upon terms and conditions (including, without limitation, unit prices and interest rates), taken as a whole, that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer.

                  (iv) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4.6(b)(iii) above), then each Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Purchaser elected to purchase pursuant to Section 4.6(b)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchasers pursuant to
         Section 4.6(c)(ii) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchasers in accordance with Section 4.6(b)(i) above.

                  (v) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Purchasers shall acquire from the Company, and the Company shall issue to the Purchasers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4.6(b)(iv) above if the Purchasers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchasers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Purchasers, the Company and their respective counsel. Notwithstanding anything to the contrary contained in this Agreement, if the Company does not consummate the closing of the issuance, sale or exchange of all or less than all of the Refused Securities within seven
         (7) Trading Days of the expiration of the period set forth in Section 4.6(b)(ii), the Company shall issue to the Purchasers the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4.6(b)(iv) above if the Purchasers have so elected, upon the terms and conditions specified in the Offer.

                  (vi) The Company and the Purchasers agree that if any Purchaser elects to participate in the Offer, (x) neither the agreement regarding the Subsequent Placement (the "Subsequent Placement Agreement") with respect to such Offer nor any other transaction documents related thereto (collectively, the "Subsequent Placement Documents") shall include any term or provisions whereby any Purchaser shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Purchaser prior to such Subsequent Placement, and (y) any registration rights set forth in such Subsequent Placement Documents shall be similar in all material respects to the registration rights contained in Article VI.

                  (vii) Notwithstanding anything to the contrary in this Section
         4.6 and unless otherwise agreed to by Iroquois, the Company shall either confirm in writing to the Purchasers that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Purchasers will not be in possession of material non-public information, by the seventeenth
         (17th) Business Day following delivery of the Offer. If by the seventeenth (17th) following delivery of the Offer no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Purchasers, such transaction shall be deemed to have been abandoned and the Purchasers shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Purchaser with another Offer Notice and each Purchaser will again have the right of participation set forth in this Section 4.6. The Company shall not be permitted to deliver more than one such Offer to the Purchasers in any 60 day period.

                  (viii) Any Offered Securities not acquired by the Purchasers or other Persons in accordance with Section 4.6(b)(iii) above may not be issued, sold or exchanged until they are again offered to the Purchasers under the procedures specified in this Agreement.

         (c) Notwithstanding anything in this Agreement to the contrary, the restrictions contained in paragraphs (b) of this Section 4.6 shall not apply to Excluded Stock.

      4.7 Conversion and Exercise Procedures. The form of Exercise Notice included in the Warrants and Additional Warrants and the form of Holder Conversion Notice included in the Notes set forth the totality of the procedures required by the Purchasers in order to exercise the Warrants or Additional Warrants or convert the Notes. No additional legal opinion or other information or instructions shall be necessary to enable the Purchasers to exercise their Warrants, Additional Warrants or convert their Notes. The Company shall honor exercises of the Warrants and Additional Warrants and conversions of the Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

      4.8 Securities Laws Disclosure; Publicity. After the closing of trading on the Company's Common Stock on October 11, 2006, the Company shall issue a press release reasonably acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby. Within two (2) Business Days of the date of this Agreement, the Company shall file a Current Report on Form 8-K with the Commission (the "8-K Filing") describing the material terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement and the form of Notes, the Warrants and the Additional Warrants, in the form required by the Exchange Act. Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Purchasers promptly after filing. Except with respect to the 8-K Filing and the press release referenced above (a copy of which will be provided to Purchaser Counsel for its review as early as practicable prior to its filing), the Company shall, at least two Trading Days prior to the filing or dissemination of any disclosure required by this paragraph, provide a copy thereof to the Purchasers for their review. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other (such consent not to be unreasonably withheld, conditioned or delayed), except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure. The Company shall not, and shall use best efforts to cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing without the express written consent of such Purchaser. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Purchaser shall have the right to require the Company to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information. No Purchaser shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) Purchaser Counsel shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Each press release disseminated during the 12 months prior to the Closing Date did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      4.9 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder as set forth on Schedule 4.9. Except as set forth on
Schedule 4.9, in no event shall the net proceeds be used for the satisfaction of any portion of the Company's debt, to redeem any Company equity or equity-equivalent securities or to settle any outstanding litigation.

      4.10 Repayment of Notes. Each of the parties hereto agrees that all repayments of the Notes (including any accrued interest thereon) by the Company (other than by conversion of the Notes) will be paid pro rata to the holders thereof based upon the principal amount then outstanding to each of such holders.

      4.11 No Impairment. At all times after the date hereof, the Company will not take or permit any action, or cause or permit any Subsidiary to take or permit any action that materially impairs or adversely affects the rights of the Purchasers under the Agreement or the Notes.

      4.12 Fundamental Changes.

         (a) In addition to any other rights provided by law or set forth herein, from and after the date of this Agreement and for so long as any Notes remain outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding principal face amount of the Notes:

                  (i) purchase, redeem (other than pursuant to equity incentive agreements with non-officer employees giving the Company the right to repurchase shares upon the termination of services) or set aside any sums for the purchase or redemption of, or declare or pay any dividend (including a dividend payable in stock of the Company) or make any other distribution with respect to, any shares of capital stock or any other securities that are convertible into or exercisable for such stock;

                  (ii)change the nature of the Company's business to any business which is fundamentally distinct and separate from the business currently conducted by the Company; or

                  (iii) cause or permit any Subsidiary of the Company directly or indirectly to take any actions described in this clause (a), other than issuing securities to the Company.

         (b) From the date of this Agreement until the 60th Trading Day following the Effective Date, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding principal face amount of the Notes:

                  (i) acquire or merge with any other business entity;

                  (ii) sell a substantial portion of assets not in the ordinary course of business;

                  (iii) enter into a transaction that results in or cause a Change of Control;

                  (iv) amend the company's charter or by-laws, except as contemplated by Section 4.5(a) hereof;

                  (v) increase the number of shares issuable pursuant to any stock option or other equity incentive plan;

                  (vi) create, incur, assume or suffer to exist indebtedness greater than $100,000 in aggregate;

                  (vii) create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except for indebtedness less than $100,000 in aggregate; or

                  (viii) cause or permit any Subsidiary of the Company directly or indirectly to take any actions described in clauses (a) through (j) above, other than issuing securities to the Company.

      4.13 Reimbursement. In consideration of each Purchaser's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Purchaser and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Related Persons") from and against any and all actions, causes of action, suits, claims and Losses in connection therewith (irrespective of whether any such Related Person is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Related Person as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Related Person by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of such Purchaser or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this
Section 4.13 shall be the same as those set forth in Section 6.4(c) below.

      4.14 Shareholders Rights Plan; 10b5-1 Plans. No claim will be made or enforced by the Company or any other Person that any Purchaser is an "Acquiring Person" under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Underlying Shares under the Transaction Documents or under any other agreement between the Company and the Purchasers. For so long as any Notes are outstanding, the Company shall use its best efforts to not, directly or indirectly, permit any officer or director of the Company or any of its Subsidiaries to sell any Common Stock pursuant to a contract, instruction or plan in accordance with Rule 10b5-1 of the Exchange Act.

      4.15 Seniority. Except as set forth in Schedule 3.1(dd) (the "Existing Indebtedness"), no indebtedness of the Company is senior to, or pari passu with, this Notes in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. Other than the Existing Indebtedness and any renewal, refinancing or replacement thereof that does not exceed the aggregate amount of the Existing Indebtedness and the borrowing availability under the related credit or loan agreements on the date hereof or extend the maturity date or increase the interest rate therein, the Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, that is senior or pari passu in any respect to the Company's obligations under the Notes, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which will be senior only as to the underlying assets covered thereby) and indebtedness under capital lease obligations (which will be senior only as to the assets covered thereby); and the Company will not, and will not permit any subsidiary to, directly or indirectly, incur any Lien on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, that is senior or pari passu in any respect to the Company's obligations under the Notes, whether with respect to interest or upon liquidation or dissolution, or otherwise; provided, however, that the Company may incur any such indebtedness if the proceeds received in respect thereof are used for repayment of the Notes in full, to the extent permissible under the Transaction Documents.

      4.16 Reverse Splits. For so long as any Notes remain outstanding, the Company shall not effect a reverse stock split of one or more classes of the Company's common stock.

      4.17 SBI Default. In connection with the Stock Purchase Agreement dated May 27, 2005 (the "SBI Purchase Agreement") by and between the Company and SBI Brightline XI, LLC ("SBI"), the Company shall (i) to the extent requested by Iroquois (or, if Iroquois doesn't hold any outstanding amount under the Notes, a holder of Notes promptly appointed by holders collectively holding 51% of the aggregate principal amount outstanding under the Notes), enforce all of its rights and remedies thereunder in connection with the breach by SBI, and (ii) not agree to any settlement, amendment, waiver or consent under the SBI Purchase Agreement without the prior written consent of Iroquois. The Company hereby covenants to file a Form 8-K with the Commission relating to the default by SBI, in a form reasonably acceptable to Iroquois, within 3 Trading Days following the Closing Date.

      4.18 Biomed Loans.

         (a) The Company shall not make any payments of interest, principal or any other payments under the Biomed Loans except as set forth in this Section 4.18.

         (b) Except for up to $1,200,000 principal amount of the Biomed Loans as described in Section 4.18(c) below, within 2 Trading Days following the Charter Amendment Effective Date, all of the principal amount due under the Biomed Loans, plus any accrued interest thereon, shall be automatically converted into Common Stock. If the Biomed Loans are not converted into Common Stock as required herein, the Company acknowledges that such event will constitute an Event of Default (as defined in the Notes).

         (c) When (i) at least 40% of the aggregate principal amount of the Notes are repaid to the Purchasers and (ii) at least 50% of the Warrant C's are exercised by the Purchasers at the initial exercise price set at the Closing Date (without taking into account any future adjustments), the Company shall have the right to repay up to $1,200,000 of the Biomed Loans.

                                   ARTICLE V.
                                   CONDITIONS

         5.1 Conditions Precedent to the Obligations of the Purchasers. The obligation of each Purchaser to acquire Securities at the Closing is subject to the satisfaction or waiver by such Purchaser, at or before the Closing, of each of the following conditions:

         (a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

         (b) Performance. The Company and each other Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

         (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

         (d) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would be expected to have a Material Adverse Effect; and

         (e) No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on an Eligible Market.

         (f) Delivery of SBI Notice. The Company shall have delivered to SBI notice of the Company's election under the SBI Purchase Agreement to sell to SBI all of the Tranche Shares (as such term is defined in the SBI Purchase Agreement) not previously sold to SBI.

      5.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

         (a) Representations and Warranties. The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

         (b) Performance. The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchasers at or prior to the Closing; and

         (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

                                   ARTICLE VI.
                               REGISTRATION RIGHTS

      6.1 Shelf Registration.

         (a) As promptly as possible, and in any event on or prior to the Filing Date, the Company shall prepare and file with the Commission a "shelf" Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. If for any reason the Commission does not permit all of the Registrable Securities to be included in such Registration Statement, then the Company shall prepare and file with the Commission a separate Registration Statement with respect to any such Registrable Securities not included with the initial Registration Statements, as expeditiously as possible, but in no event later than the date which is 30 days after the date on which the Commission shall indicate as being the first date such filing may be made. The Registration Statement shall be on a Form S-1 or Form S-3 and shall contain (except if otherwise directed by the Purchasers) the "Plan of Distribution", substantially as attached hereto as Exhibit F. In the event the Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form in accordance herewith as the Purchasers may consent and (ii) attempt to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statements then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

         (b) The Company shall use its best efforts to cause the Registration Statement to be declared effective by the Commission as promptly as possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) the fifth anniversary of the Effective Date, (ii) the date when all Registrable Securities covered by such Registration Statement have been sold publicly, or
(iii) the date on which the Registrable Securities are eligible for sale without registration pursuant to subparagraph (k) of Rule 144 (the "Effectiveness Period"). The Company shall notify each Purchaser in writing promptly (and in any event within one Business Day) after receiving notification from the Commission that the Registration Statement has been declared effective.

         (c) As promptly as possible, and in any event no later than the Post-Effective Amendment Filing Deadline, the Company shall prepare and file with the Commission a Post-Effective Amendment. The Company shall use its best efforts to cause the Post-Effective Amendment to be declared effective by the Commission as promptly as possible after the filing thereof, but in any event prior to the 15th Trading Day following the Post-Effective Amendment Filing Deadline. The Company shall notify each Purchaser in writing promptly (and in any event within one Business Day) after receiving notification from the Commission that the Post-Effective Amendment has been declared effective.

         (d) If: (i) any Registration Statement is not filed on or prior to the Filing Date or a Post-Effective Amendment is not filed on or prior to the Post-Effective Amendment Filing Deadline (if the Company files such Registration Statement without affording the Purchasers the opportunity to review and comment on the same as required by Section 6.2(a) hereof, the Company shall not be deemed to have satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five Trading Days after the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be "reviewed," or will not be subject to further review, or (iii) the Company fails to respond to any comments made by the Commission within 10 Trading Days after the receipt of such comments, or (iv) a Registration Statement filed hereunder is not declared effective by the Commission by the Required Effectiveness Date (which date shall be extended by 30 days in the case of a comment regarding the removal of a restrictive legend pursuant to Section 4.1(c)), or a Post-Effective Amendment is not declared effective on or prior to the 15th Trading Day following the Post-Effective Amendment Filing Deadline, or (v) after a Registration Statement is filed with and declared effective by the Commission, such Registration Statement ceases to be effective as to all Registrable Securities to which it is required to relate at any time prior to the expiration of the Effectiveness Period without being succeeded within 10 Trading Days by an amendment to such Registration Statement or by a subsequent Registration Statement filed with and declared effective by the Commission, or (vi) an amendment to a Registration Statement is not filed by the Company with the Commission within ten Trading Days after the Commission's having notified the Company that such amendment is required in order for such Registration Statement to be declared effective, or
(vii) the Common Stock is not listed or quoted, or is suspended from trading on its Trading Market for a period of three Trading Days (which need not be consecutive Trading Days), or (viii) the Charter Amendment is not effective by the Charter Amendment Effective Date, (ix) the exercise or conversion rights of the Purchasers pursuant to the Warrants, the Additional Warrants or Notes are suspended for any reason (any such failure or breach being referred to as an "Event," and for purposes of clause (i), (iv), (viii) or (ix) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five Trading Day period is exceeded, or for purposes of clauses (iii), (v) or (vi) the date which such ten Trading Day-period is exceeded, or for purposes of clause (vii) the date on which such three Trading Day period is exceeded, being referred to as "Event Date"), then: (x) on each such Event Date the Company shall pay to each Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by such Purchaser pursuant to this Agreement; and (y) on each monthly anniversary of each such Event Date thereof (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by such Purchaser pursuant to the Purchase Agreement. Such payments shall be in partial compensation to the Purchasers and shall not constitute the Purchaser's exclusive remedy for such events. If the Company fails to pay any liquidated damages pursuant to this
Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchaser, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

         (e) The Company shall not, prior to the Effective Date of the Registration Statement, prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities.

         (f) If the Company issues to the Purchasers any Common Stock pursuant to the Transaction Documents that is not included in the initial Registration Statement, then the Company shall file an additional Registration Statement covering such number of shares of Common Stock on or prior to the Filing Date and shall use it best efforts, but in no event later than the Required Effectiveness Date, to cause such additional Registration Statement to become effective by the Commission.

      6.2 Registration Procedures. In connection with the Company's registration obligations hereunder, the Company shall:

         (a) Not less than three Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to the Purchasers and Purchaser Counsel copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Purchasers and Purchaser Counsel, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which Purchasers holding a majority of the Registrable Securities shall reasonably object.

         (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within ten days, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Purchasers true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Purchasers thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

         (c) Notify the Purchasers of Registrable Securities to be sold and Purchaser Counsel as promptly as reasonably possible, and (if requested by any such Person) confirm such notice in writing no later than one Trading Day thereafter, of any of the following events: (i) the Commission notifies the Company whether there will be a "review" of any Registration Statement; (ii) the Commission comments in writing on any Registration Statement (in which case the Company shall deliver to each Purchaser a copy of such comments and of all written responses thereto); (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the Commission or any other Federal or state governmental authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (v) the Commission issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included or incorporated by reference in any Registration Statement become ineligible for inclusion or incorporation therein or any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (d) Use its best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

         (e) Furnish to each Purchaser and Purchaser Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

         (f) Promptly deliver to each Purchaser and Purchaser Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Purchasers in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

         (g) (i) In the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such Registrable Securities to be approved for listing on each Trading Market as soon as possible thereafter; (iii) provide to the Purchasers evidence of such listing; and (iv) maintain the listing of such Registrable Securities on each such Trading Market or another Eligible Market.

         (h) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Purchasers and Purchaser Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Purchaser requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement.

         (i) Cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Purchasers may request.

         (j) Upon the occurrence of any event described in Section 6.2(c)(vii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (k) Cooperate with any due diligence investigation undertaken by the Purchasers in connection with the sale of Registrable Securities, including, without limitation, by making available any documents and information; provided that the Company will not deliver or make available to any Purchaser material, nonpublic information unless such Purchaser specifically requests in advance to receive material, nonpublic information in writing.

         (l) Comply with all applicable rules and regulations of the Commission.

      6.3 Registration Expenses. The Company shall pay (or reimburse the Purchasers for) all fees and expenses incident to the performance of or compliance with this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the Commission, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities and of printing prospectuses requested by the Purchasers), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company and up to $5,000 for the Purchaser Counsel, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing fees to be paid by the Company to the Trading Market.

      6.4 Indemnification.

         (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Purchaser, the officers, directors, partners, members, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein, or to the extent that such information relates to such Purchaser or such Purchaser's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 6.2(c)(v)-(vii), the use by such Purchaser of an outdated or defective Prospectus after the Company has notified such Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by such Purchaser of the Advice contemplated in Section 6.5.

         (b) Indemnification by Purchasers. Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Purchaser to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein, or to the extent that such information relates to such Purchaser or such Purchaser's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 6.2(c)(v)-(vii), the use by such Purchaser of an outdated or defective Prospectus after the Company has notified such Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by such Purchaser of the Advice contemplated in Section 6.5. In no event shall the liability of any selling Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

         (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

         An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

         All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

         (d) Contribution. If a claim for indemnification under Section 6.4(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.4(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.4(d), no Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

      6.5 Dispositions. Each Purchaser agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement. Each Purchaser further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 6.2(c)(v), (vi) or (vii), such Purchaser will discontinue disposition of such Registrable Securities under the Registration Statement until such Purchaser's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 6.2(j), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

      6.6 No Piggyback on Registrations. Except as set forth on Schedule 3.1(x), neither the Company nor any of its security holders (other than the Purchasers in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders.

      6.7 Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Purchaser written notice of such determination and if, within fifteen days after receipt of such notice, any such Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Purchaser requests to be registered.

                                  ARTICLE VII.
                                  MISCELLANEOUS

      7.1 Termination. This Agreement may be terminated by the Company or any Purchaser, by written notice to the other parties, if the Closing has not been consummated by the third Trading Day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

      7.2 Fees and Expenses. At the Closing, the Company shall pay to Iroquois an aggregate of $50,000 for their legal fees and expenses incurred in connection with the preparation and negotiation of this Agreement, of which amount $15,000 has been previously paid by the Company. In lieu of the foregoing remaining payment, Iroquois may retain such amount at the Closing. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

      7.3 Entire Agreement. The Transaction Documents, together with the Exhibits, Annexes, and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, each party will execute and deliver to the other parties such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

      7.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

         If to the Company:           Biophan Technologies, Inc.
                                      150 Lucius Gordon Drive, Suite 215
                                      West Henrietta, NY 14586
                                      Attn:       Melissa Mahler
                                      Fax No.:    (585) 214-2441

         With copies to:              Nixon Peabody LLP
                                      100 Summer Street
                                      Boston, MA 02110-2131
                                      Attn:        William E. Kelly, Jr.
                                      Fax No.:     (866) 743-4899

                                      Latham & Watkins LLP
                                      555 11th Street, NW, Suite 1000
                                      Washington, DC  20004
                                      Attn:        William P. O'Neill
                                      Fax No.:     (202) 637-2201

         If to the Purchasers:        To the address set forth under such
                                      Purchaser's name on the signature
                                      pages attached hereto.

      or such other address as may be designated in writing hereafter, in the same manner, by such Person.

      7.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and holders collectively holding 60% of the aggregate principal amount outstanding under the Notes or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes then outstanding without the consent of holders collectively holding 90% of the aggregate principal amount outstanding under the Notes. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Purchasers under Article VI and that does not directly or indirectly affect the rights of other Purchasers may be given by Purchasers holding at least a majority of the Registrable Securities to which such waiver or consent relates.

      7.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

      7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the "Purchasers." Notwithstanding anything to the contrary herein, Securities may be assigned to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities.

      7.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Related Person is an intended third party beneficiary of Section 4.13, each Indemnified Party is an intended third party beneficiary of Section 6.4, and the Placement Agent is an intended third party beneficiary of Section 2.2(a)(ii)-(vii) and Article VI and (in each case) may enforce the provisions of such Sections directly against the parties with obligations thereunder.

      7.9 Governing Law; Venue; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or any of the Transaction Documents or the transactions contemplated hereby or thereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement or any Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

      7.10 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery, exercise and/or conversion of the Securities, as applicable.

      7.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

      7.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

      7.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

      7.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

      7.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

      7.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser hereunder or pursuant to the Notes, the Warrants or the Additional Warrants or any Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      7.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the "Maximum Rate"), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate of interest applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser's election.

      7.18 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiary which may have been made or given by the Placement Agent, any other Purchaser or by any agent or employee of any other Purchaser, and none of the Placement Agent, any Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. The Company hereby confirms that it understands and agrees that the Purchasers are not acting as a "group" as that term is used in Section 13(d) of the Exchange Act. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser represents that it has been represented by its own separate legal counsel in its review and negotiations of this Agreement and the Transaction Documents and each party represents and confirms that Malhotra & Associates LLP represents only Iroquois in connection with this Agreement and the other Transaction Documents.

      7.19 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Agreement to a number of shares or a price per share shall be amended to appropriately account for such event.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                         BIOPHAN TECHNOLOGIES, INC.


                                         By:  /s/ Darryl L. Canfield
                                            ------------------------------------
                                              Name: Darryl L. Canfield
                                              Title: Chief Financial Officer


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                     SIGNATURE PAGES OF PURCHASERS FOLLOW.]

                                               Iroquois Master Fund, Ltd.


                                               By: /s/ Joshua Silverman
                                                  ------------------------------
                                               Name:   Joshua Silverman
                                               Title:  Authorized Signator

                                               Note Principal Amount: $1,250,000

                                               Status (check boxes as
                                               applicable):

                                               |_| Purchaser is an
                                               "accredited investor" as
                                               defined in Rule 501(a)
                                               under the Securities Act.

                                               |X| Purchaser is a "qualified
                                               institutional buyer" as
                                               defined in Rule 144A under
                                               the Securities Act.

                                               Address for Notice:

                                               Iroquois Master Fund Ltd.
                                               641 Lexington Avenue, 28th Floor
                                               New York, NY 10022
                                               Facsimile No.:212-207-3452
                                               Telephone No.:212-974-3070
                                               Attn: Joshua Silverman

                                               With a copy to:

                                               Malhotra & Associates LLP
                                               11 Penn Plaza, 5th Floor
                                               New York, New York 10001
                                               Facsimile No.: (212) 504-0863
                                               Telephone No.: (212) 593-2284
                                               Attn:  Gary Malhotra, Esq.


                [Signature Page to Securities Purchase Agreement]

FIRM_DM-10155287-v1-final execution version stock purchase agreement.DOC


                        Crescent International Ltd.
                        [Print Purchaser's Name]

                        By:    /s/ Maxi Brezzi  /s/ Bachir Taleb-Ibrahimi
                            -------------------------------------------------
                        Name:  Maxi Brezzi         Bachir Taleb-Ibrahimi
                        Title: Authorized Signatories

                        Note Principal Amount: $500,000

                        Status (check boxes as applicable):

                        |X| Purchaser is an "accredited
                        investor" as defined in Rule 501(a)
                        under the Securities Act.

                        |_| Purchaser is a "qualified
                        institutional buyer" as defined in
                        Rule 144A under the Securities Act.

                        Address for Notice:

                        c/o Cantara (Switzerland) S.A.
                        84 Avenue Louis-Casai
                        CH-1216 Cointrin/Geneva, Switzerland
                        Facsimile No.: +41 22 791 7171
                        Telephone No.: +41 22 791 7256
                        Attn: Maxi Brezzi / Bachir Taleb-Ibrahimi
                        Email: cantura@dmitrust.com


                [Signature Page to Securities Purchase Agreement]

                                   CAMOFI MASTER LDC
                                   -------------------------------
                                   [Print Purchaser's Name]

                                   By:   /s/ Jeffrey M. Haas
                                       ---------------------------
                                   Name: Jeffrey M. Haas
                                   Title: Authorized Signatory

                                   Note Principal Amount: $1,000,000

                                   Status (check boxes as applicable):

                                   |X| Purchaser is an "accredited
                                   investor" as defined in Rule 501(a)
                                   under the Securities Act.

                                   |X| Purchaser is a "qualified
                                   institutional buyer" as defined in
                                   Rule 144A under the Securities Act.

                                   Address for Notice:

                                   CAMOFI Master LDC
                                   c/o Centrecourt Asset Management LLC
                                   550 Madison Avenue, 8th Floor
                                   New York, New York 10017
                                   Facsimile No.: 646 758 6761
                                   Telephone No.: 646 758 6761
                                   Attn: Jeffrey Haas


                [Signature Page to Securities Purchase Agreement]

                                   Truk Opportunity Fund, LLC
                                   -----------------------------------
                                   [Print Purchaser's Name]

                                   By: Atoll Asset Management, LLC
                                   By: /s/ Michael E. Fein
                                      --------------------------------
                                   Name: Michael E. Fein
                                   Title: Principal

                                   Note Principal Amount: $500,000.00

                                   Status (check boxes as applicable):

                                   |X| Purchaser is an "accredited
                                   investor" as defined in Rule 501(a)
                                   under the Securities Act.

                                   |_| Purchaser is a "qualified
                                   institutional buyer" as defined in
                                   Rule 144A under the Securities Act.

                                   Address for Notice:

                                   One East 52nd Street
                                   Sixth Floor
                                   New York, NY 10022
                                   Facsimile No.: (212) 888-0334
                                   Telephone No.: (212) 888-2224
                                   Attn: Antonia Koleva


                [Signature Page to Securities Purchase Agreement]

                                   Cranshire Caspital, L.P.
                                   --------------------------------------
                                   [Print Purchaser's Name]

                                   By: /s/ Michael P. Koph
                                      -----------------------------------
                                   Name: Michael P. Koph
                                   Title: President - Downsview Capital
                                          The General Partner

                                   Note Principal Amount: $750,000

                                   Status (check boxes as applicable):

                                   |_| Purchaser is an "accredited
                                   investor" as defined in Rule 501(a)
                                   under the Securities Act.

                                   |X| Purchaser is a "qualified
                                   institutional buyer" as defined in
                                   Rule 144A under the Securities Act.

                                   Address for Notice:

                                   3100 Dundee Rd., Suite 703
                                   Northbrook, IL 60062
                                   Facsimile No.: 842-562-4031
                                   Telephone No.: 842-562-4030
                                   Attn: Michael P. Koph


                [Signature Page to Securities Purchase Agreement]

                                   Harborview Master Fund LP
                                   ------------------------------------
                                   [Print Purchaser's Name]

                                   By: /s/ Dale Elliott
                                      ---------------------------------
                                   Name:  Navigator Management Ltd
                                   Title: Authorized Signatory

                                   Note Principal Amount: $500,000.00

                                   Status (check boxes as applicable):

                                   |X| Purchaser is an "accredited
                                   investor" as defined in Rule 501(a)
                                   under the Securities Act.

                                   |_| Purchaser is a "qualified
                                   institutional buyer" as defined in
                                   Rule 144A under the Securities Act.

                                   Address for Notice:

                                   Harbour House, Second Floor
                                   Waterfront Drive, Road Town
                                   Tortola, British Virgin Islands
                                   Facsimile No.: 284 494 4771
                                   Telephone No.: 284 494 4770
                                   Attn: Dale J. Elliott


                [Signature Page to Securities Purchase Agreement]

                                   HIGHBRIDGE INTERNATIONAL LLC
                                   --------------------------------------
                                   [Print Purchaser's Name]

                                   By: Highbridge Capital Management LLC
                                   By: /s/ Adam J. Chill
                                      -----------------------------------
                                   Name: Adam J. Chill
                                   Title: Managing Director

                                   Note Principal Amount: $500,000

                                   Status (check boxes as applicable):

                                   |_| Purchaser is an "accredited
                                   investor" as defined in Rule 501(a)
                                   under the Securities Act.

                                   |X| Purchaser is a "qualified
                                   institutional buyer" as defined in
                                   Rule 144A under the Securities Act.

                                   Address for Notice:

                                   c/o Highbridge Capital Management, LLC
                                   9 West 57th Street, 27th Floor
                                   New York, NY 10023
                                   Facsimile No.: (212) 751-0755
                                   Telephone No.: (212) 287-4720
                                   Attn: Ari J. Storch/Adam J. Chill


                [Signature Page to Securities Purchase Agreement]

                                   Rockmore Investment Master Fund Ltd
                                   ---------------------------------------
                                   [Print Purchaser's Name]

                                   By: /s/ Bruce Bernstein
                                      ------------------------------------
                                   Name: Bruce Bernstein
                                   Title: Managing Member

                                   Note Principal Amount: $500,000

                                   Status (check boxes as applicable):

                                   |X| Purchaser is an "accredited
                                   investor" as defined in Rule 501(a)
                                   under the Securities Act.

                                   |_| Purchaser is a "qualified
                                   institutional buyer" as defined in
                                   Rule 144A under the Securities Act.

                                   Address for Notice:

                                   150 East 58th Street
                                   28th Fl
                                   New York, NY 10155
                                   Facsimile No.: 212 258 2315
                                   Telephone No.: 212 258-2303
                                   Attn: Anya Sigalow


                [Signature Page to Securities Purchase Agreement]

                                   BridgePointe Master Fund Ltd.
                                   --------------------------------------
                                   [Print Purchaser's Name]

                                   By: /s/ Michael C. Kendrick
                                   --------------------------------------
                                   Name: Michael C. Kendrick
                                   Title: Director

                                   Note Principal Amount: $750,000

                                   Status (check boxes as applicable):

                                   |X| Purchaser is an "accredited
                                   investor" as defined in Rule 501(a)
                                   under the Securities Act.

                                   |_| Purchaser is a "qualified
                                   institutional buyer" as defined in
                                   Rule 144A under the Securities Act.

                                   Address for Notice:

                                   1125 Sanctuary Parkway, Suite 275
                                   Alpharetta, GA 30005
                                   Facsimile No.: 770-777-5844
                                   Telephone No.: 770-640-2130
                                   Attn: P. Bradford Hathorn, Esq.


                [Signature Page to Securities Purchase Agreement]

                                   CASTLERIGG MASTER INVESTMENTS LTD.
                                   ---------------------------------------
                                   [Print Purchaser's Name]

                                   By: SANDELL ASSET MANAGEMENT CORP.
                                   By: /s/ Patrick T. Burke
                                      ------------------------------------
                                   Name: Patrick T. Burke
                                   Title: Senior Managing Director

                                   Note Principal Amount: $1,000,000

                                   Status (check boxes as applicable):

                                   |X| Purchaser is an "accredited
                                   investor" as defined in Rule 501(a)
                                   under the Securities Act.

                                   |X| Purchaser is a "qualified
                                   institutional buyer" as defined in
                                   Rule 144A under the Securities Act.

                                   Mailing Address for Notice:

                                   Castlerigg Master Investments Ltd.
                                   c/o Sandell Asset Management Corp.
                                   40 W. 57th Street, 26th Floor 275
                                   New York, New York 10019

                                   Facsimile No.: 212-603-5710
                                   Telephone No.: 212-603-5700
                                   Attn: General Counsel


                [Signature Page to Securities Purchase Agreement]

Exhibits:

A.      Form of Note

B-1.    Form of Warrant A

B-2.    Form of Warrant B

B-3     Form of Warrant C

B-4A    Form of Additional Warrant A

B-4B    Form of Additional Warrant B

C.      Transfer Agent Instructions

D.      Form of Opinion of Company Counsel

E.      Form of Security Agreement

F.      Plan of Distribution

G.      Form of Deposit Account Control Agreement

H.      Form of Letter Agreement

I.      Subordination Agreement


                                                    Schedule A

------------------ --------------- ------------- ------------ ------------- -------------- --------------- ----------------

                        Note                                                 Additional      Additional
                     Principal      Warrant A     Warrant B    Warrant C      Warrant A      Warrant B     Purchase Price
Purchasers             Amount         Shares       Shares        Shares        Shares          Shares
------------------ --------------- ------------- ------------ ------------- -------------- --------------- ----------------
Truk Opportunity   $500,000.00     373,135       373,134      746,269       373,135        373,134         $500,000.00
Fund, LLC
------------------ --------------- ------------- ------------ ------------- -------------- --------------- ----------------
Crescent
International      $500,000.00     373,135       373,134      746,269       373,135        373,134         $500,000.00
Ltd.
------------------ --------------- ------------- ------------ ------------- -------------- --------------- ----------------
Harborview         $500,000.00     373,135       373,134      746,269       373,135        373,134         $500,000.00
Master Fund LP
------------------ --------------- ------------- ------------ ------------- -------------- --------------- ----------------
CAMOFI Master LDC  $1,000,000.00   746,269       746,268      1,492,537     746,269        746,268         $1,000,000.00
------------------ --------------- ------------- ------------ ------------- -------------- --------------- ----------------
Cranshire          $750,000.00     559,702       559,701      1,119,403     559,702        559,701         $750,000.00
Capital, L.P.
------------------ --------------- ------------- ------------ ------------- -------------- --------------- ----------------
Castlerigg
Master             $1,000,000.00   746,269       746,268      1,492,537     746,269        746,268         $1,000,000.00
Investments LTD
------------------ --------------- ------------- ------------ ------------- -------------- --------------- ----------------
BridgePointe       $750,000.00     559,702       559,701      1,119,403     559,702        559,701         $750,000.00
Master Fund Ltd
------------------ --------------- ------------- ------------ ------------- -------------- --------------- ----------------
Rockmore
Investment         $500,000.00     373,135       373,134      746,269       373,135        373,134         $500,000.00
Master Fund Ltd.
------------------ --------------- ------------- ------------ ------------- -------------- --------------- ----------------
Highbridge         $500,000.00     373,135       373,134      746,269       373,135        373,134         $500,000.00
International LLC
------------------ --------------- ------------- ------------ ------------- -------------- --------------- ----------------
Iroquois Master    $1,250,000.00   932,836       932,836      1,865,672     932,836        932,836         $1,250,000.00
Fund, Ltd
------------------ --------------- ------------- ------------ ------------- -------------- --------------- ----------------
